UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 12, 2009

Date of Report (date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

Thermage, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective on January 12, 2009, the registrant amended Article I of its certificate of incorporation to change its name from Thermage, Inc. to Solta Medical, Inc. pursuant to a filing of a Certificate of Ownership and Merger with the Secretary of the State of Delaware (the “Certificate”). The Certificate was filed in connection with the merger of a wholly owned subsidiary of the registrant into the registrant, for the purpose of effecting a corporate name change. A copy of the Certificate is attached hereto as Exhibit 3.3 and incorporated herein in its entirety by reference. A copy of the press release announcing the change in corporate name and ticker symbol is attached hereto as Exhibit 99.1. Stockholders do not need to exchange stock certificates in connection with the corporate name and ticker symbol change.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.3	Certificate of Ownership and Merger of Solta Medical, Inc. dated as of January 12, 2009

99.1	Press Release of Solta Medical, Inc. dated as of January 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: January 12, 2009	By:	/s/ John F. Glenn
John F. Glenn
Chief Financial Officer